Exhibit 77(a)

                                    Exhibits

77Q(1)(a) Second Amended and Restated By-Laws - Filed as an Exhibit to Post-Effective Amendment No. 87 to the Registrant's Registration Statement on Form N-1A on April 27, 2006 and incorporated herein by reference.

77E(1) Sub-Advisory Agreement between ING Investments, LLC and BlackRock Advisors, LLC, on behalf of ING Global Science and Technology Fund, dated September 30, 2006 - Filed as an Exhibit to Post-Effective Amendment No. 92 to the Registrant's Registration Statement on Form N-1A on October 31, 2006 and incorporated herein by reference.